EXHIBIT 99.1

FOR RELEASE

PERRIGO COMPANY PLC REPORTS SECOND QUARTER 2020 FINANCIAL RESULTS

Consolidated Second Quarter Reported Net Sales up 6.1%; Organic(1) Net Sales Up 2.6%

GAAP ("Reported") Second Quarter Diluted Earnings Per Share ("EPS") were $0.44

Non-GAAP (“Adjusted”) Second Quarter EPS up 19.8% to $1.03 Per Diluted Share

Reaffirms Fiscal 2020 Adjusted Diluted EPS Guidance Range of $3.95 to $4.15, Despite $0.18 - $0.21 Per Adjusted Diluted Share from Incremental COVID-19 Related Impacts and Divested Rosemont Business

Dublin, Ireland - August 5, 2020 - Perrigo Company plc (NYSE; TASE: PRGO), a leading provider of Quality, Affordable Self-Care Products, today announced financial results for the second quarter ended June 27, 2020.

President and CEO Murray S. Kessler commented, "Strong second quarter and first half results in the face of COVID-19 pandemic uncertainty demonstrates just how far Perrigo has come over the past 2 years in its consumer self-care transformation and reflects the countless contributions from our dedicated employees worldwide. The Perrigo team met the challenge in the second quarter and first half of elevated consumer demand related to the COVID-19 surge, while remarkably continuing to make meaningful progress on our consumer self-care transformation."

Kessler continued, "While uncertainty related to the pandemic remains, we believe we now have sufficient line of sight to reaffirm 2020 adjusted diluted EPS guidance. We base this on the fact that our team has been able to keep 27 world-wide manufacturing facilities, most of which are running 24-hours a day, 7 days a week, without missing a single shift due to COVID-19. Demand on products within our portfolio deemed essential remains strong, non-essential product categories are slowly but surely recovering from the impact of reduced store traffic and patient visits, our e-Commerce business more than doubled, wholesale and retail inventories have been mostly restored, and we believe we have a good estimate of the incremental COVID related costs on our operations."

Kessler concluded, "Even though it will likely be a while before the COVID-19 pandemic is behind us, Perrigo’s transformed business model, now based on Self-Care and Value combined with its passionate workforce, have the Company well-positioned for sustainable and profitable long-term growth."

Second Quarter Financial Highlights

•
Consolidated second quarter net sales were $1.2 billion, an increase of 6.1% compared to the prior year quarter. Excluding the impact from divested businesses(2) and currency, net sales increased 10.0%.

•
Worldwide Consumer second quarter net sales grew 4.3% compared to the prior year quarter. Excluding the impact from divested businesses and currency, Worldwide Consumer net sales were 9.2% higher year-over-year.

•
Consumer Self-Care Americas (“CSCA”) achieved second quarter net sales of $628 million, up 7.8% versus the prior year quarter on a reported basis and 12.9% higher, excluding the impact from divested businesses and currency; Consumer Self-Care International (“CSCI”) second quarter net sales decreased 2.0% versus the prior year quarter and 2.9% higher, excluding the impact from divested businesses and currency.

•	Reported diluted EPS for the second quarter of 2020 was $0.44 per diluted share as compared to EPS of $0.07 in the prior year quarter.

•	Adjusted diluted EPS for the second quarter of 2020 increased 19.8% to $1.03 as compared to $0.86 per diluted share in the prior year quarter.

•	Cash flow from operations as a percentage to adjusted net income was 206%.

•	Provided assurance of liquidity by completing a $750 million bond offering to refinance bonds previously due in 2021.

First Half 2020 Financial Highlights

•
Consolidated first half net sales were $2.6 billion, up 10.2% compared to the prior year. Excluding the impact of currency and divested businesses, net sales increased 13.8%, with organic net sales growth of 6.8%.

•	Worldwide Consumer net sales increased 10.3% compared to the prior year. Excluding the impact of currency and divested businesses, Worldwide Consumer net sales were 15.0% higher year-over-year.

•
CSCA achieved first half net sales of $1.3 billion, a 14.1% increase versus the prior year, or 18.8% higher excluding the impact of currency and divested businesses, highlighted by 8.3% organic growth.

•	CSCI first half net sales increased 3.8% versus the prior year, or 8.7% higher excluding divested businesses and the impact of currency, with organic growth of 2.6%.

•	Cash flow from operations as a percentage to adjusted net income was 155%.

See attached Appendix for reconciliation of adjusted (non-GAAP) to reported (GAAP) financial measures.

(1) Organic net sales growth excluded oral self-care acquisitions, divested businesses and the impact of currency.

(2) Divested businesses excluded 1) $20 million and $22 million from the divested animal health business in the prior year first quarter and second quarter periods, respectively, and was previously included in the Consumer Self-Care Americas segment, and 2) $4 million and $3 million from the divested Canoderm prescription product in the prior year first quarter and second quarter periods, respectively, which was previously included in the Consumer Self-Care International segment.

Refer to Tables I - IV at the end of this press release for a reconciliation of non-GAAP adjustments to the current year and prior year periods and additional non-GAAP information. The Company’s reported results are included in the attached Condensed Consolidated Statements of Operations, Balance Sheets and Statements of Cash Flows.

Second Quarter 2020 Consolidated Results Versus Second Quarter 2019

Consolidated net sales for the second quarter of calendar year 2020 increased 6.1%, or $70.1 million, to $1.2 billion. Net sales excluding divested businesses and unfavorable currency movements increased 10.0%, with organic net sales growth of 2.6%.

The increase in net sales was driven by 1) $82 million from the oral self-care portfolio acquisitions, 2) a $31 million net increase from the Prescription Pharmaceuticals ("RX") segment as $73 million in net sales generated by the launch of generic albuterol sulfate were partially offset by lower U.S. prescription dermatology volumes, 3) increased U.S. OTC sales due to continued strong fundamentals and rapid growth from channel shifting into e-commerce, both accelerated by a surge in consumer demand related to COVID-19, and 4) a less than expected consumer pantry de-load in U.S. OTC. These gains were partially offset by 1) lower demand in a number of CSCI categories due to travel bans, school closings and country lock-downs resulting from COVID-19, and 2) $26 million from divested businesses, $16 million from unfavorable currency movements and discontinued products of $11 million.

Reported net income was $61 million, or $0.44 per diluted share, versus net income of $9 million, or $0.07 per diluted share in the prior year period. Excluding certain charges as outlined in Table I, second quarter 2020 adjusted net income was $141 million, or $1.03 per diluted share, versus $117 million, or $0.86 per diluted share, for the same period last year. The 19.8% growth in adjusted diluted EPS was due primarily to the sales drivers mentioned above, reduced and delayed advertising and promotion expenditures compared to a year ago to align with consumer behavior surrounding COVID-19, and a decrease of approximately 640 basis points, or $0.08 per adjusted diluted share, in the adjusted effective tax rate compared to the prior year. This decrease was due primarily to a positive impact from the CARES Act, which was enacted in the first quarter 2020.

Worldwide Consumer Self-Care Second Quarter 2020 Results Versus Second Quarter 2019

Worldwide Consumer is comprised of the CSCA segment, CSCI segment and Corporate.

Worldwide Consumer Self-Care second quarter net sales increased 4.3% to $949 million. Net sales excluding $26 million from divested businesses and $17 million from the impact of currency increased 9.2%, while organic net sales were flat.

Second quarter reported gross profit margin was 36.8%. Adjusted gross profit margin of 39.3%, was 190 basis points lower year-over-year due to product mix, prioritization of products most needed by society surrounding COVID-19 and the acquisition of the lower gross margin oral self-care portfolio. These were partially offset by favorable operational efficiencies versus last year.

Reported operating margin was 7.3%. Adjusted operating margin increased 60 basis points year-over-year to 13.9% due primarily to operating leverage on gross margin flow-through and purposefully reduced and delayed advertising and promotion expenditures in response to consumer behavior surrounding COVID-19.

CSCA Second Quarter 2020 Results Versus Second Quarter 2019

Consumer Self-Care Americas achieved second quarter net sales of $628 million, an increase of 7.8%, and included $63 million in net sales attributable to the oral self-care portfolio. Organic net sales were up 1.6%.

OTC net sales growth was driven by 1) continued robust growth in e-Commerce, more than offsetting category declines due to lower foot traffic at brick and mortar customers, 2) increased consumer COVID-19 related demand, and 3) increased distribution of Perrigo products to retail customers. All of these drivers, which benefited from $9 million in new products, led to a share gain of 60 basis points in the product categories where Perrigo competes. These growth drivers were partially offset by 1) lower net sales on products Perrigo de-prioritized in order to keep up with demand for products most needed by society during COVID-19, 2) $22 million from the divested animal health business, and 3) normal pricing pressure on specific products.

In Nutrition, an increase in net sales was led by the December 2019 store brand infant formula launch at a major retailer, greater shipments in the infant formula contract manufacturing business, and growth in customer e-Commerce activities.

Second quarter reported gross margin was 31.8%. Adjusted gross margin of 32.9% was 110 basis points lower than the prior year due to the impact of normal pricing pressure, incremental expenses related to COVID-19 and the addition of the oral self-care portfolio, partially offset by favorable operational efficiencies.

Reported operating margin was 16.9%. Adjusted operating margin decreased 50 basis points to 19.8% as operating leverage on gross margin flow-through and delayed expenditures compared to a year ago in response to consumer behavior surrounding COVID-19 were more than offset by the addition of the oral self-care portfolio.

CSCI Second Quarter 2020 Results Versus Second Quarter 2019

Consumer Self-Care International net sales decreased 2.0% to $321 million. Excluding unfavorable currency movements of $12 million and $3 million from divested businesses, net sales were higher by 2.9%. Organic net sales were lower by 3.0%.

Net sales growth, excluding unfavorable currency movements and divested businesses, was due primarily to new product sales of $23 million, driven by XLS-Medical Forte 5 and products in the skincare and personal hygiene category, and $19 million in additional net sales from Ranir. These positive drivers were partially offset by 1) lower category sales due to COVID-19 travel bans, school closings and country lock-downs, which impacted consumer demand for certain CSCI products, and 2) some consumer pantry de-stocking of COVID-19 essential products after a surge in demand in the first quarter of 2020.

Reported gross margin was 46.5%. Adjusted gross margin of 51.7% declined 180 basis points as favorable operational efficiencies versus last year were more than offset by less favorable product mix and the addition of the oral self-care portfolio, which has a relatively lower gross margin than the legacy CSCI portfolio.

Reported operating margin was 3.3% and adjusted operating margin improved 30 basis points year over year to 15.6%. Lower gross profit flow-through was more than offset by purposefully delayed advertising and promotion expenditures in response to consumer behavior surrounding COVID-19.

RX Second Quarter 2020 Results Versus Second Quarter 2019

RX net sales increased 12.9% to $270 million due primarily to new product sales of $81 million led by the generic albuterol sulfate inhalation aerosol. This was partially offset by fewer patient visits to dermatologists compared to last year, leading to lower new and total U.S. prescription dermatology volumes(3) of 16% and 4%, respectively, which impacted Rx. Discontinued low margin products were $9 million.

Reported gross margin was 31.7% and adjusted gross margin was 39.5%. The 220 basis point decline in adjusted gross margin was due primarily to less favorable product mix.

Reported operating margin was 17.6%. Adjusted operating margin was 25.3%, down 210 basis points due primarily to gross profit flow-through.

(3) Source: IQVIA: COVID-19 Market Impact - w/e July 3, 2020; National Prescription Audit (NPA), National Prescription Audit: New to Brand (NPA NTB); 2019-2020.

Fiscal 2020 Outlook

The Company reaffirms its fiscal 2020 outlook with expected net sales growth of 6% to 7% highlighted by organic net sales growth of approximately 3%. Adjusted diluted EPS is expected to be in the range of $3.95 to $4.15. The Company reaffirms its adjusted EPS guidance despite the addition of $0.12 - $0.15 per adjusted diluted share of incremental COVID-19 related costs and a $0.06 per share impact from the divested Rosemont Rx business, which the Company sold on June 19, 2020.

The Company cannot reconcile its expected adjusted diluted earnings per share to diluted earnings per share under "Fiscal 2020 Outlook" without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time.

About Perrigo

Perrigo Company plc (NYSE; TASE: PRGO) is dedicated to making lives better by bringing Quality, Affordable Self-Care Products that consumers trust everywhere they are sold. The Company is a leading provider of over-the-counter health and wellness solutions that enhance individual well-being by empowering consumers to proactively prevent or treat conditions that can be self-managed. Visit Perrigo online at www.perrigo.com.

Webcast and Conference Call Information

The conference call will be available live via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 888-317-6003, International 412-317-6061, and reference ID #3715615. A taped replay of the call will be available beginning at approximately 12:00 p.m. (EST) Wednesday, August 5, until midnight Wednesday, August 12, 2020. To listen to the replay, dial 877-344-7529, International 412-317-0088, and use access code 10146229.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks,

uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “forecast,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including: the effect of the novel coronavirus (COVID-19) pandemic and the associated economic downturn and supply chain impacts on the Company’s business; general economic, credit, and market conditions; future impairment charges; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than the Company does; pricing pressures from customers and consumers; resolution of uncertain tax positions, including the Company’s appeal of the Notice of Assessment (the “NoA”) issued by the Irish tax authority and the draft and final Notices of Proposed Assessment (“NOPAs”) issued by the U.S. Internal Revenue Service and the impact that an adverse result in any such proceedings would have on operating results, cash flows, and liquidity; pending and potential third-party claims and litigation, including litigation relating to the Company’s restatement of previously-filed financial information and litigation relating to uncertain tax positions, including the NoA and the NOPAs; potential impacts of ongoing or future government investigations and regulatory initiatives; potential costs and reputational impact of product recalls or sales halts; the impact of tax reform legislation and healthcare policy; the timing, amount and cost of any share repurchases; fluctuations in currency exchange rates and interest rates; the consummation of announced acquisitions or dispositions and the success of such transactions, and the Company’s ability to realize the desired benefits thereof; and the Company’s ability to execute and achieve the desired benefits of announced cost-reduction efforts and strategic and other initiatives. An adverse result with respect to our appeal of any material outstanding tax assessments or pending litigation, including securities or drug pricing matters, could ultimately require the use of corporate assets to pay such assessments, damages from third-party claims, and related interest and/or penalties, and any such use of corporate assets would limit the assets available for other corporate purposes. Statements regarding the separation of the Rx business, including the expected benefits, anticipated timing, form of any such separation and whether the separation ultimately occurs, are all subject to various risks and uncertainties, including future financial and operating results, our ability to separate the business, the effect of existing interdependencies with our manufacturing and shared service operations, and the tax consequences of the planned separation to the Company or its shareholders. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2019, as well as the Company’s subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

This press release contains certain non-GAAP measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts different from the most directly comparable measure calculated and presented in accordance with

U.S. Generally Accepted Accounting Principles (GAAP) in the statements of operations, balance sheets or statements of cash flows of the Company. Pursuant to the requirements of the U.S. Securities and Exchange Commission, the Company has provided reconciliations for net sales growth excluding exited businesses, which includes the divested animal health business and the Canoderm prescription product, as well as on a constant currency basis and on an organic basis, which excludes the 2019 acquisition of Ranir, exited businesses and the impact of currency as well as adjusted gross profit, adjusted net income, adjusted diluted earnings per share, adjusted gross margin, and adjusted operating margin, within this press release to the most directly comparable U.S. GAAP measures for these non-GAAP measures. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to the GAAP measures and may not be comparable to similarly named measures used by other companies.

The Company provides non-GAAP financial measures as additional information that it believes is useful to investors and analysts in evaluating the performance of the Company's ongoing operating trends, facilitating comparability between periods and companies in similar industries and assessing the Company's prospects for future performance. These non-GAAP financial measures exclude items, such as impairment charges, restructuring charges, and acquisition and integration-related charges, that by their nature affect comparability of operational performance or that we believe obscure underlying business operational trends. The intangible asset amortization excluded from these non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements and is excluded because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised. The revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. The non-GAAP measures the Company provides are consistent with how management analyzes and assesses the operating performance of the Company, and disclosing them provides investor insight into management’s view of the business. Management uses these adjusted financial measures for planning and forecasting in future periods, and evaluating segment and overall operating performance. In addition, management uses certain of the profit measures as factors in determining compensation.

Non-GAAP measures related to profit measurements, which include adjusted gross profit, adjusted net income, adjusted diluted EPS, adjusted gross margin and adjusted operating margin are useful to investors as they provide them with supplemental information to enhance their understanding of the Company’s underlying business performance and trends, and enhance the ability of investors and analysts to compare the Company’s period-to-period financial results. Management believes that adjusted gross margin and adjusted operating margin are useful to investors, in addition to the reasons discussed above, by allowing them to more easily compare and analyze trends in the Company’s peer business group and assisting them in comparing the Company’s overall performance to that of its competitors. The Company discloses net sales growth excluding exited businesses, as well as on a constant currency basis and on an organic basis. The Company believes these supplemental financial measures provide investors with consistency in financial reporting, enabling meaningful comparisons of past, present and future underlying operating results, and also facilitate comparison of the Company’s operating performance to the operating performance of its competitors.

A copy of this press release, including the reconciliations, is available on the Company's website at www.perrigo.com.

Contact

Bradley Joseph, Vice President, Global Investor Relations & Corporate Communications;
(269) 686-3373; e-mail: bradley.joseph@perrigo.com

Lyndsey Chmiel, Senior Manager, Global Investor Relations & Corporate Communications;
(269) 673-9324, e-mail: lyndsey.chmiel@perrigo.com

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net sales	$1,219.1	$1,149.0	$2,560.1	$2,323.5
Cost of sales	784.4	718.2	1,642.2	1,443.9
Gross profit	434.7	430.8	917.9	879.6

Operating expenses
Distribution	23.6	23.7	47.8	47.1
Research and development	47.1	43.9	89.0	84.0
Selling	127.6	140.1	275.3	288.7
Administration	118.8	127.2	241.4	252.3
Impairment charges	—	27.8	—	31.9
Restructuring	1.1	12.2	1.1	21.5
Other operating expense (income)	(0.9)	0.9	0.2	(3.2)
Total operating expenses	317.3	375.8	654.8	722.3

Operating income	117.4	55.0	263.1	157.3

Change in financial assets	(2.1)	(5.5)	(3.7)	(15.9)
Interest expense, net	33.4	31.2	63.6	59.8
Other (income) expense, net	14.3	2.3	16.7	5.5
Income before income taxes	71.8	27.0	186.5	107.9
Income tax expense	11.2	18.0	19.5	35.0
Net income	$60.6	$9.0	$167.0	$72.9

Earnings per share
Basic	$0.44	$0.07	$1.23	$0.54
Diluted	$0.44	$0.07	$1.22	$0.54

Weighted-average shares outstanding
Basic	136.4	136.0	136.3	136.0
Diluted	137.5	136.5	137.3	136.3

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(unaudited)

	June 27, 2020	December 31, 2019
Assets
Cash and cash equivalents	$1,456.3	$354.3
Accounts receivable, net of allowance for credit losses of $6.2 and $6.7, respectively	1,001.2	1,243.2
Inventories	1,034.7	967.3
Prepaid expenses and other current assets	311.3	165.8
Total current assets	3,803.5	2,730.6
Property, plant and equipment, net	892.3	902.8
Operating lease assets	136.7	129.9
Goodwill and indefinite-lived intangible assets	4,046.5	4,185.5
Definite-lived intangible assets, net	2,879.8	2,921.2
Deferred income taxes	7.2	5.4
Other non-current assets	362.3	426.0
Total non-current assets	8,324.8	8,570.8
Total assets	$12,128.3	$11,301.4
Liabilities and Shareholders’ Equity
Accounts payable	$489.1	$520.2
Payroll and related taxes	135.0	156.4
Accrued customer programs	364.5	394.4
Other accrued liabilities	240.6	229.2
Accrued income taxes	24.0	32.2
Current indebtedness	606.5	3.4
Total current liabilities	1,859.7	1,335.8
Long-term debt, less current portion	3,536.0	3,365.8
Deferred income taxes	291.6	280.6
Other non-current liabilities	530.1	515.1
Total non-current liabilities	4,357.7	4,161.5
Total liabilities	6,217.4	5,497.3
Commitments and contingencies - Refer to Note 14
Shareholders’ equity
Controlling interests:
Preferred shares, $0.0001 par value per share, 10 shares authorized	—	—
Ordinary shares, €0.001 par value per share, 10,000 shares authorized	7,318.2	7,359.9
Accumulated other comprehensive income	120.7	139.4
Retained earnings (accumulated deficit)	(1,528.5)	(1,695.5)
Total controlling interests	5,910.4	5,803.8
Noncontrolling interest	0.5	0.3
Total shareholders’ equity	5,910.9	5,804.1
Total liabilities and shareholders' equity	$12,128.3	$11,301.4

Supplemental Disclosures of Balance Sheet Information
Preferred shares, issued and outstanding	—	—
Ordinary shares, issued and outstanding	136.5	136.1

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Six Months Ended
	June 27, 2020	June 29, 2019
Cash Flows From (For) Operating Activities
Net income	$167.0	$72.9
Adjustments to derive cash flows:
Depreciation and amortization	187.8	191.5
Loss on sale of business	17.4	—
Share-based compensation	29.7	28.0
Impairment charges	—	31.9
Change in financial assets	(3.7)	(15.9)
Restructuring charges	1.1	21.5
Deferred income taxes	11.7	9.2
Amortization of debt premium	(1.3)	(3.0)
Other non-cash adjustments, net	(11.5)	26.4
Subtotal	398.2	362.5
Increase (decrease) in cash due to:
Accounts receivable	227.9	(55.3)
Inventories	(38.6)	(78.3)
Prepaid expenses	(32.4)	2.4
Accounts payable	(21.6)	41.2
Payroll and related taxes	(20.4)	(23.0)
Accrued customer programs	(31.9)	(52.8)
Accrued liabilities	(7.9)	(19.2)
Accrued income taxes	(12.8)	(36.7)
Other, net	2.2	17.5
Subtotal	64.5	(204.2)
Net cash from (for) operating activities	462.7	158.3
Cash Flows From (For) Investing Activities
Proceeds from royalty rights	2.4	1.7
Purchase of equity method investment	(15.0)	—
Acquisitions of businesses, net of cash acquired	(106.0)	—
Proceeds from the Royalty Pharma contingent milestone	—	250.0
Asset acquisitions	(32.8)	(35.0)
Additions to property, plant and equipment	(60.1)	(54.7)
Net proceeds from sale of business	187.8	—
Other investing, net	2.0	—
Net cash from (for) investing activities	(21.7)	162.0
Cash Flows From (For) Financing Activities
Issuances of long-term debt	743.8	—
Payments on long-term debt	—	(158.9)
Borrowings (repayments) of revolving credit agreements and other financing, net	1.6	397.5
Deferred financing fees	(5.0)	—
Issuance of ordinary shares	—	0.3
Cash dividends	(61.9)	(54.8)
Other financing, net	(11.7)	(5.9)
Net cash from (for) financing activities	666.8	178.2
Effect of exchange rate changes on cash and cash equivalents	(5.8)	6.1
Net increase (decrease) in cash and cash equivalents	1,102.0	504.6
Cash and cash equivalents, beginning of period	354.3	551.1
Cash and cash equivalents, end of period	$1,456.3	$1,055.7

TABLE I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)
	Three Months Ended June 27, 2020
Consolidated	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring, Impairment Charges, and Other Operating Income	Operating Income	Interest, Other, and Change in Financial Assets	Income Tax Expense	Net Income**	Diluted Earnings per Share**
Reported	$1,219.1	$434.7	$47.1	$270.0	$0.2	$117.4	$45.6	$11.2	$60.6	$0.44
As a % of reported net sales		35.7%	3.9%	22.1%	—%	9.6%	3.7%	0.9%	5.0%
Effective tax rate								15.6%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$43.1	$(0.1)	$(29.6)	$—	$72.8	$—	$—	$72.8	$0.53
Acquisition and integration-related charges and contingent consideration adjustments	—	1.5	—	(3.3)	0.9	3.9	—	—	3.9	0.03
(Gain) loss on divestitures	—	—	—	(0.3)	—	0.3	(17.4)	—	17.7	0.13
Unusual litigation	—	—	—	(4.5)	—	4.5	—	—	4.5	0.03
Restructuring charges and other termination benefits	—	—	—		(1.1)	1.1	—	—	1.1	0.01
Change in financial assets	—	—	—	—	—	—	2.1	—	(2.1)	(0.02)
(Gain) Loss on investment securities	—	—	—	—	—	—	0.4	—	(0.4)	—
Non-GAAP tax adjustments*	—	—	—	—	—	—	—	17.1	(17.1)	(0.12)
Adjusted	$1,219.1	$479.3	$47.0	$232.3	$—	$200.0	$30.7	$28.3	$141.0	$1.03
As a % of reported net sales		39.3%	3.9%	19.1%		16.4%	2.5%	2.3%	11.6%
Adjusted effective tax rate								16.7%

						Diluted weighted average shares outstanding
						Reported				137.5

*The non-GAAP tax adjustments are primarily due to $17.1 million of tax effects of pretax non-GAAP adjustments that are calculated based upon the specific rate of the applicable jurisdiction of the pretax items.

**Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)
	Three Months Ended June 29, 2019
Consolidated	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring, Impairment Charges, and Other Operating Income	Operating Income	Interest, Other, and Change in Financial Assets	Income Tax Expense	Net Income***	Diluted Earnings per Share***
Reported	$1,149.0	$430.8	$43.9	$291.0	$40.9	$55.0	$28.0	$18.0	$9.0	$0.07
As a % of reported net sales		37.5%	3.8%	25.3%	3.6%	4.8%	2.4%	1.6%	0.8%
Effective tax rate								66.6%
Pre-tax adjustments:
Amortization expense primarily related to acquired intangible assets	$—	$45.9	$(0.2)	$(28.3)	$—	$74.4	$—	$—	$74.4	$0.56
Restructuring charges and other termination benefits	—	—	—	—	(12.2)	12.2	—	—	12.2	0.09
Separation and reorganization expense	—	—	—	(7.5)	—	7.5	—	—	7.5	0.05
Impairment charges	—	—	—	—	(27.8)	27.8	—	—	27.8	0.20
Acquisition and integration-related charges and contingent consideration adjustments	—	—	—	(2.2)	(0.9)	3.1	—	—	3.1	0.02
Unusual litigation	—	—	—	(7.0)	—	7.0	—	—	7.0	0.05
Loss on investment securities	—	—	—	—	—	—	(1.8)	—	1.8	0.01
Operating results attributable to held-for-sale business*	(22.3)	(11.2)	(0.4)	(7.3)	—	(3.5)	—	—	(3.5)	(0.03)
(Gain) loss on divestitures	—	—	—	—	—	—	(0.8)	—	0.8	0.01
Change in financial assets	—	—	—	—	—	—	5.5	—	(5.5)	(0.04)
Non-GAAP tax adjustments**	—	—	—	—	—	—	—	17.2	(17.2)	(0.13)
Adjusted	$1,126.7	$465.5	$43.3	$238.7	$—	$183.5	$30.9	$35.2	$117.4	$0.86
As a % of adjusted net sales		41.3%	3.8%	21.2%		16.3%	2.7%	3.1%	10.4%
Adjusted effective tax rate								23.1%

						Diluted weighted average shares outstanding
						Reported				136.5

*Held-for-sale business includes our now divested animal health business.
**The non-GAAP tax adjustments are due to tax effects of pretax non-GAAP adjustments that are calculated based upon the specific rate of the applicable jurisdiction of the pretax items.
***Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)	Six Months Ended June 27, 2020
Consolidated	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring, Impairment Charges, and Other Operating Income	Operating Income	Interest, Other, and Change in Financial Assets	Income Tax Expense	Net Income**	Diluted Earnings per Share**
Reported	$2,560.1	$917.9	$89.0	$564.5	$1.3	$263.1	$76.6	$19.5	$167.0	$1.22
As a % of reported net sales		35.9%	3.5%	22.1%	0.1%	10.3%	3.0%	0.8%	6.5%
Effective tax rate								10.5%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$85.1	$(0.4)	$(58.4)	$—	$143.9	$—	$—	$143.9	$1.05
Acquisition and integration-related charges and contingent consideration adjustments	—	1.6	—	(5.3)	(0.2)	7.1	—	—	7.1	0.05
Restructuring charges and other termination benefits	—	—	—	—	(1.1)	1.1	—	—	1.1	0.01
(Gain) loss on divestitures	—	—	—	(0.3)	—	0.3	(17.4)	—	17.7	0.13
Change in financial assets	—	—	—	—	—	—	3.7	—	(3.7)	(0.03)
Unusual litigation	—	—	—	(9.0)	—	9.0	—	—	9.0	0.06
Separation and reorganization expense	—	—	—	(0.7)	—	0.7	—	—	0.7	0.01
(Gain) Loss on investment securities	—	—	—	—	—	—	(2.6)	—	2.6	0.02
Non-GAAP tax adjustments*	—	—	—	—	—	—	—	47.6	(47.6)	(0.35)
Adjusted	$2,560.1	$1,004.6	$88.6	$490.8	$—	$425.2	$60.3	$67.1	$297.8	$2.17
As a % of reported net sales		39.2%	3.5%	19.2%		16.6%	2.4%	2.6%	11.6%
Adjusted effective tax rate								18.4%

						Diluted weighted average shares outstanding
						Reported				137.3

*The non-GAAP tax adjustments are primarily due to: (1) $31.4 million of tax effects of pretax non-GAAP adjustments that are calculated based upon the specific rate of the applicable jurisdiction of the pretax items and (2) $15.8 million of tax benefits from the U.S. CARES Act related to retroactive adjustments to the 2018 and 2019 tax years recorded in the first quarter of 2020.

**Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.

TABLE II
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended					Three Months Ended
	June 27, 2020					June 29, 2019
Worldwide Consumer*	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$948.7	$348.9	$30.4	$248.1	$69.6	$909.6	$352.2	$30.1	$269.6	$40.3
As a % of reported net sales		36.8%	3.2%	26.2%	7.3%		38.7%	3.3%	29.6%	4.4%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$22.0	$(0.1)	$(29.5)	$51.6	$—	$24.7	$(0.2)	$(28.2)	$53.1
Unusual litigation	—	—	—	(4.5)	4.5	—	—	—	(7.0)	7.0
Separation and reorganization expense	—	—	—	—	—	—	—	—	(6.7)	6.7
Operating results attributable to held-for-sale business**	—	—	—	—	—	(22.3)	(11.2)	(0.4)	(7.3)	(3.5)
Restructuring charges and other termination benefits	—	—	—	—	0.7	—	—	—	—	12.2
(Gain) loss on divestitures	—	—	—	(0.3)	0.3	—	—	—	—	—
Acquisition and integration-related charges and contingent consideration adjustments	—	1.5	—	(3.3)	4.9	—	—	—	(2.2)	2.2
Adjusted	$948.7	$372.4	$30.3	$210.5	$131.6	$887.3	$365.7	$29.5	$218.2	$118.0
As a % of reported net sales (2020) / As a % of adjusted net sales (2019)		39.3%	3.2%	22.2%	13.9%		41.2%	3.3%	24.6%	13.3%

*Worldwide Consumer includes the CSCA and CSCI segments in addition to Corporate.
**Held-for-sale business includes our now divested animal health business.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended					Three Months Ended
	June 27, 2020					June 29, 2019
Consumer Self-Care Americas	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$627.6	$199.6	$16.7	$76.3	$106.3	$582.1	$196.8	$18.8	$70.2	$107.8
As a % of reported net sales		31.8%	2.7%	12.2%	16.9%		33.8%	3.2%	12.1%	18.5%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$5.4	$—	$(7.2)	$12.5	$—	$4.7	$—	$(4.5)	$9.2
Unusual litigation	—	—	—	—	—	—	—	—	(0.2)	0.2
Operating results attributable to held-for-sale business*	—	—	—	—	—	(22.3)	(11.2)	(0.4)	(7.3)	(3.5)
Restructuring charges and other termination benefits	—	—	—	—	0.3	—	—	—	—	—
Acquisition and integration-related charges and contingent consideration adjustments	—	1.5	—	(3.4)	5.0	—	—	—	—	—
Adjusted	$627.6	$206.5	$16.7	$65.7	$124.1	$559.8	$190.3	$18.4	$58.2	$113.7
As a % of reported net sales (2020) / As a % of adjusted net sales (2019)		32.9%	2.7%	10.5%	19.8%		34.0%	3.3%	10.4%	20.3%

*Held-for-sale business includes our now divested animal health business.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended					Three Months Ended
	June 27, 2020					June 29, 2019
Consumer Self-Care International	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income (Loss)
Reported	$321.1	$149.3	$13.7	$124.7	$10.5	$327.5	$155.4	$11.2	$138.0	$(2.9)
As a % of reported net sales		46.5%	4.3%	38.8%	3.3%		47.4%	3.4%	42.1%	(0.9)%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$16.6	$(0.2)	$(22.3)	$39.1	$—	$19.9	$(0.1)	$(23.8)	$43.8
Restructuring charges and other termination benefits	—	—	—	—	0.4	—	—	—	—	9.1
(Gain) loss on divestitures	—	—	—	(0.3)	0.3	—	—	—	—	—
Acquisition and integration-related charges and contingent consideration adjustments	—	—	—	0.1	(0.1)	—	—	—	—	—
Adjusted	$321.1	$165.9	$13.5	$102.2	$50.2	$327.5	$175.3	$11.1	$114.2	$50.0
As a % of reported net sales		51.7%	4.2%	31.8%	15.6%		53.5%	3.4%	34.9%	15.3%

	Three Months Ended					Three Months Ended
	June 27, 2020					June 29, 2019
Prescription Pharmaceuticals	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$270.4	$85.8	$16.7	$21.9	$47.8	$239.4	$78.6	$13.8	$21.4	$14.7
As a % of reported net sales		31.7%	6.2%	8.1%	17.6%		32.8%	5.8%	8.9%	6.1%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	—	$21.1	$—	$(0.1)	$21.2	—	$21.2	$—	$(0.1)	$21.3
Separation and reorganization expense	—	—	—	—	—	—	—	—	(0.8)	0.8
Restructuring charges and other termination benefits	—	—	—	—	0.4	—	—	—	—	—
Impairment charges	—	—	—	—	—	—	—	—	—	27.8
Acquisition and integration-related charges and contingent consideration adjustments	—	—	—	—	(1.0)	—	—	—	—	0.9
Adjusted	$270.4	$106.9	$16.7	$21.8	$68.4	$239.4	$99.8	$13.8	$20.5	$65.5
As a % of reported net sales		39.5%	6.2%	8.0%	25.3%		41.7%	5.8%	8.6%	27.4%

TABLE III
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET SALES GROWTH - SELECTED SEGMENTS
(in millions)
(unaudited)
	Three Months Ended
	June 27, 2020	June 29, 2019	Total Change	FX Change	Constant Currency Change
Net sales
Consolidated	$1,219.1	$1,149.0	6.1%	1.4%	7.5%
CSCA	$627.6	$582.1	7.8%	0.8%	8.6%
CSCI	$321.1	$327.5	(2.0)%	3.8%	1.8%
RX	$270.4	$239.4	12.9%	(0.2)%	12.7%

Consolidated	$1,219.1	$1,149.0
Less: Animal health	—	(22.3)
Less: Canoderm prescription product	—	(3.3)
Consolidated net sales as so adjusted	$1,219.1	$1,123.4	8.5%	1.5%	10.0%
Less: Ranir	(62.0)	—
Less: Dr. Fresh*	(19.8)	—
Organic Consolidated net sales as so adjusted	$1,137.3	$1,123.4	1.2%	1.4%	2.6%

Worldwide Consumer
CSCA	$627.6	$582.1
CSCI	321.1	327.5
Total Worldwide Consumer	$948.7	$909.6	4.3%	1.8%	6.1%
Less: Animal health	—	(22.3)
Less: Canoderm prescription product	—	(3.3)
Worldwide Consumer net sales as so adjusted	$948.7	$884.0	7.3%	1.9%	9.2%
Less: Ranir	(62.0)	—
Less: Dr. Fresh*	(19.8)	—
Organic Worldwide Consumer net sales as so adjusted	$866.9	$884.0	(1.9)%	1.8%	(0.1)%

CSCA	$627.6	$582.1
Less: Animal health	—	(22.3)
CSCA net sales as so adjusted	$627.6	$559.8	12.1%	0.8%	12.9%
Less: Ranir	(44.7)	—
Less: Dr. Fresh*	(18.5)	—
Organic CSCA net sales as so adjusted	$564.4	$559.8	0.8%	0.8%	1.6%

*Dr. Fresh acquisition comprises all oral self-care assets purchased from High Ridge Brands, including the brands Dr. Fresh®, REACH® and Firefly®.

TABLE III (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET SALES GROWTH - SELECTED SEGMENTS
(in millions)
(unaudited)
	Three Months Ended
	June 27, 2020	June 29, 2019	Total Change	FX Change	Constant Currency Change
Net sales
CSCI	$321.1	$327.5
Less: Canoderm prescription product	—	(3.3)
CSCI net sales as so adjusted	$321.1	$324.2	(1.0)%	3.9%	2.9%
Less: Ranir	(17.3)	—
Less: Dr. Fresh*	(1.3)	—
Organic CSCI net sales as so adjusted	$302.5	$324.2	(6.7)%	3.7%	(3.0)%

	Six Months Ended
	June 27, 2020	June 29, 2019	Total Change	FX Change	Constant Currency Change
Net sales
Consolidated	$2,560.1	$2,323.5	10.2%	1.2%	11.4%
CSCA	$1,328.2	$1,163.9	14.1%	0.5%	14.6%
CSCI	$703.8	$678.3	3.8%	3.7%	7.5%
RX	$528.1	$481.3	9.7%	(0.3)%	9.4%

Consolidated	$2,560.1	$2,323.5
Less: Animal health	—	(41.9)
Less: Canoderm prescription product	—	(7.0)
Consolidated net sales as so adjusted	$2,560.1	$2,274.6	12.6%	1.2%	13.8%
Less: Ranir	(138.2)	—
Less: Dr. Fresh*	(19.9)	—
Organic Consolidated net sales as so adjusted	$2,402.0	$2,274.6	5.6%	1.2%	6.8%

Worldwide Consumer
CSCA	$1,328.2	$1,163.9
CSCI	703.8	678.3
Total Worldwide Consumer	$2,032.0	$1,842.2	10.3%	1.7%	12.0%
Less: Animal health	—	(41.9)
Less: Canoderm prescription product	—	(7.0)
Worldwide Consumer net sales as so adjusted	$2,032.0	$1,793.3	13.3%	1.7%	15.0%

*Dr. Fresh acquisition comprises all oral self-care assets purchased from High Ridge Brands, including the brands Dr. Fresh®, REACH® and Firefly®.

TABLE III (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET SALES GROWTH - SELECTED SEGMENTS
(in millions)
(unaudited)

	Six Months Ended
	June 27, 2020	June 29, 2019	Total Change	FX Change	Constant Currency Change
Net sales
CSCA	$1,328.2	$1,163.9
Less: Animal health	—	(41.9)
CSCA net sales as so adjusted	$1,328.2	$1,122.0	18.4%	0.4%	18.8%
Less: Ranir	(100.0)	—
Less: Dr. Fresh*	(18.5)	—
Organic CSCA net sales as so adjusted	$1,209.7	$1,122.0	7.8%	0.5%	8.3%

CSCI	$703.8	$678.3
Less: Canoderm prescription product	—	(7.0)
CSCI net sales as so adjusted	$703.8	$671.3	4.8%	3.9%	8.7%
Less: Ranir	(38.2)	—
Less: Dr. Fresh*	(1.4)	—
Organic CSCI net sales as so adjusted	$664.2	$671.3	(1.1)%	3.7%	2.6%

*Dr. Fresh acquisition comprises all oral self-care assets purchased from High Ridge Brands, including the brands Dr. Fresh®, REACH® and Firefly®.

TABLE IV
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED AND SEGMENT INFORMATION
(unaudited)
	Three Months Ended
	June 27, 2020	June 29, 2019	Total Change
Consolidated adjusted EPS	$1.03	$0.86	19.8%
Consolidated adjusted effective tax rate	16.7%	23.1%	(640) bps

Adjusted gross margin
Worldwide Consumer	39.3%	41.2%	(190) bps
CSCA	32.9%	34.0%	(110) bps
CSCI	51.7%	53.5%	(180) bps
RX	39.5%	41.7%	(220) bps

Adjusted operating margin
Worldwide Consumer	13.9%	13.3%	60 bps
CSCA	19.8%	20.3%	(50) bps
CSCI	15.6%	15.3%	30 bps
RX	25.3%	27.4%	(210) bps

	Three Months Ended	Six Months Ended
	June 27, 2020	June 27, 2020
Operating cash flow	$290.9	$462.7

Adjusted net income	$141.0	$297.8
Cash conversion ratio	206%	155%

Six Months Ended December 31, 2019
Rosemont Pharmaceuticals business	Diluted Earnings per Share
Reported	$0.02
Amortization expense related primarily to acquired intangible assets	0.05
Tax effect of non-GAAP adjustments	(0.01)
Adjusted	$0.06